UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2025

Functional Brands Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-42936	85-4094332
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 SW Rosewood Street

Lake Oswego, Oregon 97035

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (800) 245-8282

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value share	MEHA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 22, 2025, Functional Brands Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement ( as amended, the “Securities Purchase Agreement”) with certain accredited investors named therein (the “Investors”). Pursuant to the Securities Purchase Agreement, each Investor agreed to purchase from the Company in the aggregate 100,000 shares of its Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred”), with a stated value of $10,000,000, for aggregate gross proceeds of $8,000,000, before deducting placement agent fees and other offering related expenses (the “Private Placement”), together with, as a bonus, 80,000 shares of the Company’s Series B Convertible preferred Stock, par value $0.001 per share (the “Series B Preferred’), with a stated value of $8,000,000. On November 5, 2025, the Company closed the Private Placement and issued to the Investors 100,000 shares of Series A Preferred and 80,000 shares of Series B Preferred.

On November 5, 2025, the Company completed its direct listing of shares of its common stock, par value $0.00001 per share, on the Nasdaq Stock Market LLC. Following the consummation of the direct listing, the holders of the Series A Preferred may on the date that is forty-five (45) days after the consummation of the direct listing convert such preferred stock into common stock at a price per share equal to the lowest of: (i) the price per share equal to a valuation of $56,000,000 (the “Valuation Cap”), (ii) 75% of the closing price of the common stock on the date of the direct listing, (iii) the closing price of the common stock on the day prior to any conversion; and (iv) a 25% discount to the lowest five (5) day volume weighted average price of the common stock prior to any such conversion, subject to a conversion floor price of $4.00 per share. The holders may, however, begin converting Series A Preferred at any time in the event (x) the price of our common stock exceeds $8.00 per share and (y) the trading volume of our common stock exceeds 125,000 shares. The Series B Preferred will be convertible into our common stock at any time at a conversion price equal to the lower of (i) the closing price of the stock on the day prior to conversion and (ii) the price per share of our common stock equal to the Valuation Cap.

For so long as Series A Preferred remains outstanding, it shall pay a cash dividend, monthly in arrears from the date of funding, at a rate of 5% per annum for months 1-6, 10% per annum for months 7-12, 15% per annum for months 13-18 and an additional 3% per month thereafter. The dividend may, at the investor’s option, be paid in common stock at the then applicable conversion price. For as long as the Series B Preferred is outstanding, if the Company raises additional capital, the holders of Series B Preferred Stock may require the Company to use up to 25% of the proceeds from any financing to pay, in cash, a portion of any unconverted Series B Preferred. The Company shall offer this redemption opportunity to each holder of the Series B Preferred within one (1) business day from the closing of such financing, and such holder shall have one (1) business day to respond to the Company of its intention to redeem.

The shares of our common stock underlying the Series A Preferred and the Series B Preferred were registered pursuant to a registration statement on Form S-1, filed with the SEC (File No: 333-284180) (the “Registration Statement”).

The foregoing summaries of the Securities Purchase Agreement, and the amendment thereto, do not purport to be complete, and are qualified in their entirety by reference to the agreements, copies of which are filed as Exhibits 10.1, and 10.2, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 9, 2025, the Company filed Certificates of Designations, Preferences and Rights for the purpose of designating and establishing the Company’s Series A Preferred and the Series B Preferred. The Certificates of Designations, Preferences and Rights were filed with the Registration Statement and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Form (Revised) of Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Share (incorporated by reference herein to the Exhibit 3.8 filed with the SEC on Form S-1, on October 16, 2025)
3.2	Form (Revised) of Certificate of Designation, Preferences and Rights of the Series B Convertible Preferred Share (incorporated by reference herein to the Exhibit 3.9 filed with the SEC on Form S-1, on October 16, 2025)
10.1	Form of Securities Purchase Agreement (incorporated by reference herein to the Exhibit 10.23 filed with the SEC on Form S-1, on October 16, 2025)
10.2	Form of Amendment to Securities Purchase Agreement (incorporated by reference herein to the Exhibit 10.29 filed with the SEC on Form S-1, on October 16, 2025)
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2025	Functional Brands Inc.

	By:	/s/ Eric Gripentrog
	Name:	Eric Gripentrog
	Title:	Chief Executive Officer

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